UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 24, 2011

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio		44125
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (440) 753-1490

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 24, 2011, Chart Industries, Inc. (the “Company”) issued a news release announcing the Company’s financial results for the fourth quarter and the year ended December 31, 2010. A copy of the news release is furnished with this Current Report on Form 8-K as Exhibit 99.1. All information in the news release is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

The news release furnished with this Current Report on Form 8-K as Exhibit 99.1 includes an adjusted earnings per share amount that excludes restructuring costs associated with the announced shutdown of the Company’s Plainfield, Indiana plant, certain costs related to the acquisition of SeQual Technologies and other asset impairment charges. Also included for purposes of period-to-period comparison is an adjusted earnings per share amount for the fourth quarter of 2009 which excludes several items that favorably impacted pre-tax income, including a bargain purchase gain from the Covidien acquisition which was partially offset by certain restructuring costs that were recognized in that quarter. These adjusted earnings per share measures are not recognized under generally accepted accounting principles (“GAAP”) and are referred to as “non-GAAP financial measures” in Regulation G under the Securities Act. The Company believes these adjusted earnings per share amounts are of interest to investors and facilitate useful period-to-period comparisons of the Company’s financial results, and this information is used by the Company in evaluating internal performance. The adjusted earnings per share amounts can be reconciled to earnings per share with the information disclosed within the body of the news release.

Item 7.01	Regulation FD Disclosure.

On February 24, 2011, the Company announced that its wholly-owned subsidiary, Chart Energy & Chemicals, Inc., has been awarded a contract to provide the process design and proprietary equipment for a nitrogen rejection facility with integrated Natural Gas Liquids (NGL) recovery to be constructed in the State of Qatar. The contract amount for the process design and supply of equipment exceeds $90 million. A copy of the news release is furnished with this Current Report on Form 8-K as Exhibit 99.2. All information in the news release is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporated it by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Chart Industries, Inc. News Release, dated February 24, 2011, announcing the Company’s 2010 fourth quarter and annual results.

99.2	Chart Industries, Inc. News Release, dated February 24, 2011, announcing a contract for the process design and proprietary equipment for a nitrogen rejection facility to be constructed in the State of Qatar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: February 24, 2011
	By:	/s/ Kenneth J. Webster
Kenneth J. Webster Vice President, Chief Accounting Officer and Controller

EXHIBIT INDEX

Exhibit No.	Description

99.1	Chart Industries, Inc. News Release, dated February 24, 2011, announcing the Company’s 2010 fourth quarter and annual results.

99.2	Chart Industries, Inc. News Release, dated February 24, 2011, announcing a contract for the process design and proprietary equipment for a nitrogen rejection facility to be constructed in the State of Qatar.

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